                                                       RULE NO. 424(b)(1)
                                                       REGISTRATION NO. 33-62485

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 7, 1995
                                 $500,000,000
                        PITNEY BOWES CREDIT CORPORATION
                          MEDIUM-TERM NOTES, SERIES C
               DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE
                                --------------

  The Company may offer from time to time its Medium-Term Notes, Series C due from 9 months to 30 years from the date of issue, as selected by the purchaser and agreed to by the Company, at an aggregate initial public offering price not to exceed $500,000,000 or its equivalent in another currency or composite currency, subject to reduction as a result of a sale of other Debt Securities.

  The Notes may be denominated in U.S. dollars or in such foreign currencies or composite currencies as may be designated by the Company at the time of offering. The specific currency or composite currency, interest rate (if any), issue price and maturity date of any Note will be set forth in the related Pricing Supplement to this Prospectus Supplement. Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in other than U.S. dollars or ECUs will not be sold in, or to residents of, the country issuing the Specified Currency. See "Description of Notes".

  Interest on the Fixed Rate Notes will be payable on each May 15 and November 15 and at maturity or upon earlier redemption or repayment. Interest on the Floating Rate Notes will be payable on the dates specified therein and in the applicable Pricing Supplement. Zero Coupon Notes will not bear interest.

  Unless a Redemption Commencement Date or Repayment Date is specified in the applicable Pricing Supplement, the Notes will not be redeemable or repayable prior to their maturity. If a Redemption Commencement Date or Redemption Date is so specified, the Notes will be redeemable at the option of the Company or repayable at the option of the holder as described herein.

  The Notes offered hereby will be issued in global or definitive certificated form in a minimum denomination of U.S. $100,000 or the approximate equivalent thereof in the Specified Currency, as specified in the applicable Pricing Supplement. A global Note representing Book-Entry Notes will be registered in the name of the nominee of The Depository Trust Company, which will act as Depositary. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Except as described herein under "Description of Notes--Book-Entry Notes", owners of beneficial interests in a global Note will not be considered the Holders thereof and will not be entitled to receive physical delivery of Notes in definitive form, and no global Note will be exchangeable except for another global Note of like denomination and terms to be registered in the name of the Depositary or its nominee. See "Description of Notes".
                                --------------

   THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
    SECURITIES  AND   EXCHANGE  COMMISSION   OR  ANY   STATE  SECURITIES
     COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
      OF THIS PROSPECTUS SUPPLEMENT,  ANY PRICING SUPPLEMENT HERETO OR
       THE  PROSPECTUS.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS  A
       CRIMINAL OFFENSE.
                                --------------

                                       PRICE TO   AGENTS' DISCOUNTS OR          PROCEEDS TO
                                      PUBLIC(1)      COMMISSIONS(2)            COMPANY(2)(3)
                                      ---------   --------------------         -------------
Per Note............................     100%         .125% - .750%          99.250% - 99.875%
Total(4)............................ $500,000,000 $625,000 - $3,750,000 $496,250,000 - $499,375,000

-------
(1) Notes will be issued at 100% of their principal amount, unless otherwise specified in the applicable Pricing Supplement.
(2) The Company will pay the Agents a commission of from .125% to .750%, depending on maturity, of the principal amount of any Notes sold through them as agents (or sold to such Agents as principal in circumstances in which no other discount is agreed). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933. See "Supplemental Plan of Distribution".
(3) Before deducting estimated expenses of $200,000 payable by the Company, including expenses of the Agents to be reimbursed by the Company.
(4)  Or the equivalent thereof in another currency or composite currency.
                                --------------

  Offers to purchase Notes are being solicited, on a reasonable efforts basis, from time to time by the Agents on behalf of the Company. Notes may be sold to the Agents on their own behalf at negotiated discounts. In addition, the Company may arrange for the Notes to be sold through other agents, dealers or underwriters and reserves the right to sell Notes directly on its own behalf. The Company also reserves the right to withdraw, cancel or modify the offering contemplated hereby without notice. No termination date for the offering of the Notes has been established. The Company or the Agents may reject any order as a whole or in part. See "Supplemental Plan of Distribution".

GOLDMAN, SACHS & CO.
     CS FIRST BOSTON
              CHASE SECURITIES, INC.
                     CITICORP SECURITIES, INC.
                            FIRST CHICAGO CAPITAL MARKETS, INC.
                                   MERRILL LYNCH & CO.
                                              NATIONSBANC CAPITAL MARKETS, INC.
                                --------------
         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 10, 1995.

  IN CONNECTION WITH THE DISTRIBUTION OF THE NOTES, THE AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS IN THE NOTES AND OTHER DEBT SECURITIES OF THE COMPANY WITH A VIEW TO STABILIZING OR MAINTAINING THE MARKET PRICE OF THE NOTES AT LEVELS OTHER THAN THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN ANY OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              DESCRIPTION OF NOTES

GENERAL

  The following description of the particular terms of the Notes offered hereby (referred to in the Prospectus as "Offered Debt Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Debt Securities set forth in the Prospectus, to which description reference is hereby made. Unless otherwise specified in the applicable Pricing Supplement, the following description of the Notes will apply.

  The Notes constitute a single series for purposes of the Indenture, dated as of November 1, 1995 (the "Indenture"), between Pitney Bowes Credit Corporation (the "Company") and Chemical Bank, as trustee, and are limited in amount as set forth on the cover page hereof. Capitalized terms used but not defined herein have the meanings set forth in the Indenture. For a description of the rights attaching to different series of Debt Securities under the Indenture, see "Description of Debt Securities" in the Prospectus.

  Pursuant to the Indenture, the Company has designated Chemical Bank as Paying Agent and Security Registrar in respect of the Notes.

  Unless previously redeemed or repaid, a Note will mature on the date (the "Stated Maturity") from 9 months to 30 years from its date of issue that is specified on the face thereof and in the applicable Pricing Supplement.

  Each Note will be denominated in a currency or composite currency ("Specified Currency") as specified on the face thereof and in the applicable Pricing Supplement, which may include U.S. dollars, European Currency Units ("ECUs") or any other currency set forth in the applicable Pricing Supplement. Purchasers of the Notes are required to pay for them by delivery of the requisite amount of the Specified Currency to an Agent, unless other arrangements have been made. Unless otherwise specified in the applicable Pricing Supplement, payments on the Notes will be made in the applicable Specified Currency, provided that, at the election of the Holder thereof and in certain circumstances at the option of the Company, payments on Notes denominated in other than U.S. dollars may be made in U.S. dollars. See "Payment of Principal and Interest".

  Each Note will be represented by either a global Note registered in the name of a nominee of the Depositary (each such Note represented by a global Note being herein referred to as a "Book-Entry Note") or a certificate issued in definitive registered form, without coupons (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Except as set forth under "Book-Entry Notes" below, Book-Entry Notes will not be issuable in certificated form. So long as the Depositary or its nominee is the registered holder of any global Note, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Book-Entry Note or Notes represented by such global Note for all purposes under the Indenture and the Notes. For a further description of the respective forms, denominations and transfer and exchange procedures in respect of any such global Note and the Book-Entry Notes, reference is made to "Book-Entry Notes" below and to the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of any Note denominated in U.S. dollars will be $100,000 and integral multiples of $1,000 in excess thereof. The authorized denominations of any Note denominated in other than U.S. dollars will be the amount of the Specified Currency for such Note equivalent, at the noon buying rate in The City of New York for cable transfers for such Specified Currency (the "Exchange Rate") on the first Business Day next preceding the date on which the Company accepts the offer to purchase such Note, to U.S. $100,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency) and any greater amount that is an integral multiple of 1,000 units of such Specified Currency.

  Notes will be sold in individual issues of Notes having such interest rate or interest rate formula, if any, Stated Maturity and date of original issuance as shall be selected by the initial purchasers and agreed to by the Company. Unless otherwise indicated in the applicable Pricing Supplement, each Note, except any zero coupon note (a "Zero Coupon Note"), will bear interest at a fixed rate or at a floating rate determined by reference to one or more interest rate formulas, as adjusted by the Spread or Spread Multiplier (each term as defined below), if any, applicable to such Note. See "Interest Rate". Zero Coupon Notes will be issued at a discount from the principal amount payable at maturity thereof, but holders of Zero Coupon Notes will not receive periodic payments of interest thereon.

  The Notes may be issued from time to time as Original Issue Discount Notes. An "Original Issue Discount Note" is a Note, including any Zero Coupon Note, which is issued at a price lower than the principal amount thereof and which may provide that upon redemption, repayment or acceleration of the maturity thereof an amount less than the principal thereof shall become due and payable. In the event of redemption, repayment or acceleration of the maturity of an Original Issue Discount Note, the amount payable to the Holder of such Note upon such redemption, repayment or acceleration will be determined in accordance with the terms of the Note, but will be an amount less than the amount payable at the Stated Maturity of such Note. In addition, a Note issued at a discount may, for United States federal income tax purposes, be considered an original issue discount Note, regardless of the amount payable upon redemption, repayment or acceleration of maturity of such Note. See "United States Taxation--Original Issue Discount Notes" herein.

  Notes may be issued from time to time as Indexed Notes. "Indexed Notes" are Notes issued with the principal amount payable at maturity or upon redemption or repayment, or the amount of interest payable on an interest payment date, to be determined by reference to a currency exchange rate, composite currency, commodity price or other financial or non-financial index as set forth in the applicable Pricing Supplement. Holders of Indexed Notes may receive a principal amount at maturity that is greater than or less than the face amount of such Notes depending upon the value at maturity of the applicable index. Information as to the methods for determining the principal amount payable at maturity or the amount of interest payable on an interest payment date, as the case may be, any currency or commodity market to which principal or interest is indexed, foreign exchange risks and certain additional tax considerations with respect to Indexed Notes will be set forth in the applicable Pricing Supplement.

  The Notes may be issued from time to time as Amortizing Notes. "Amortizing Notes" are Notes for which payments of principal and interest are made in installments over the life of the Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

  Unless otherwise specified in the applicable Pricing Supplement the Notes will not be subject to any sinking fund and, unless an initial date on which a Note may be redeemed by the Company (a

"Redemption Commencement Date") or a date on which a Note may be repayable at the option of a Holder thereof (a "Repayment Date") is specified in the applicable Pricing Supplement, will not be redeemable or repayable prior to their Stated Maturity. If a Redemption Commencement Date or Repayment Date is so specified with respect to any Note, the applicable Pricing Supplement will also specify one or more redemption or repayment prices (expressed as a percentage of the principal amount of such Note) ("Redemption Prices" or "Repayment Prices", respectively) and the redemption or repayment period or periods ("Redemption Periods" or "Repayment Periods", respectively) during which such Redemption Prices or Repayment Prices shall apply. Unless otherwise specified in the Pricing Supplement, any such Note shall be redeemable at the option of the Company or repayable at the option of the Holder thereof (as specified in such Pricing Supplement) at any time on or after such specified Redemption Commencement Date or Repayment Date, as the case may be, for a limited period (as specified in such Pricing Supplement) at the specified Redemption Price or Repayment Price applicable to the Redemption Period or Repayment Period during which such Note is to be redeemed or repaid, together with interest accrued to the redemption date or repayment date.

  Only the Depositary may exercise the repayment option in respect of Book-Entry Notes. Accordingly, beneficial owners of Book-Entry Notes that desire to have all or any portion of the Book-Entry Notes repaid must instruct the participant through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering the related global Note and duly completed election form to the Trustee. In order to ensure that such global Note and election form are received by the Trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult the participants through which they own their interest for the respective deadlines for such participants. All instructions given to participants from beneficial owners of Book-Entry Notes relating to the option to elect repayment shall be irrevocable. In addition, at the time such instructions are given, each such beneficial owner shall cause the participant through which it owns its interest to transfer such beneficial owner's interest in the Book-Entry Note, on the Depositary's records, to the Trustee.

  If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and any other securities laws or regulations in connection with any such repayment.

  The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

  The Pricing Supplement relating to each Note will describe the following terms; (i) the Specified Currency with respect to such Note (and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note, including the authorized denominations and the Exchange Rate Agent (as defined below)); (ii) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued; (iii) the date on which such Note will be issued; (iv) the date on which such Note will mature;
(v) whether such Note is a Fixed Rate Note or a Floating Rate Note (each term, as defined below); (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the interest payment date or dates, if different from those set forth below; (vii) if such Note is a Floating Rate Note, the interest rate basis (the "Interest Rate Basis") for each such Floating Rate Note and, if applicable, the Calculation Agent, the Index Maturity, the Spread or Spread Multiplier, the Maximum Rate, the Minimum Rate, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Calculation Date, the Interest Determination Date and the Interest Reset Date (each term, as defined below) with respect to such Floating Rate Note; (viii) whether such Note is an Original Issue Discount Note, and if so, the yield to maturity; (ix) whether such Note is an Indexed Note, and if so, the principal amount thereof payable at Stated Maturity, or the amount of interest payable on an Interest Payment Date, as determined by reference to the applicable index, in addition to certain other information relating to the Indexed Note; (x) whether such Note is an Amortizing Note, and if so, repayment information with respect to installments of principal and interest; (xi) whether such Note may be redeemed at the option of the Company, or repaid at the option of the holder, prior to the Stated Maturity and, if so, the provisions relating to such redemption or repayment; (xii) whether such Note will be issued initially as a Book-Entry Note or a Certificated
Note; and (xiii) any other terms of such Note not inconsistent with the provisions of the Indenture.

  Certificated Notes may be presented for registration of transfer or exchange at the Corporate Trust Office of the Security Registrar in the Borough of Manhattan, The City of New York.

  The provisions of the Indenture relating to defeasance and discharge and covenant defeasance, which are described in the accompanying Prospectus under "Defeasance and Discharge" and "Defeasance of Certain Covenants" under the caption "Description of Debt Securities", will apply to the Notes. Under current federal income tax law, such defeasance and discharge of the Company's payment obligations with respect to the Notes would be treated as a taxable exchange of the Notes for an issue of obligations of the defeasance trust or a direct interest in the cash and securities deposited in such trust. In that case, beneficial owners of the Notes would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Notes. A beneficial owner thereafter would be required to include in income an amount that might be different from what would be includable in the absence of defeasance and discharge. Under current federal income tax law, unless accompanied by other changes in the terms of the Notes, covenant defeasance would not be treated as a taxable exchange.

INTEREST RATE

  Each Note, other than a Zero Coupon Note, will bear interest from and including its date of issue or from the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate formula, stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity or upon earlier redemption or repayment as specified below under "Payment of Principal and Interest".

  Each Note, other than a Zero Coupon Note, will bear interest at either (a) a fixed rate (a "Fixed Rate Note") or (b) a variable rate determined by reference to an interest rate formula (a "Floating Rate Note"), which may be adjusted by adding or subtracting the Spread or multiplying by the Spread Multiplier. A Floating Rate Note may also have either or both of the following: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period (a "Maximum Rate"); and (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period (a "Minimum Rate"). The "Spread" is the number of basis points specified in the applicable Pricing Supplement as being applicable to the Interest Rate Basis for such Note and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to the Interest Rate Basis for such Note. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Notes that payment of which is to be made in a currency or composite currency other than U.S. dollars, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing such currency or composite currency (or, in the case of ECUs, is not a day that is a non-ECU clearing day as determined by the ECU Banking Association in Paris); provided, further, that, with respect to LIBOR Notes (as defined below), such day is also a London Business Day (as defined below). "London Business Day" means (i) if the Index Currency (as defined below) is other than ECU, any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that is not a non-ECU clearing day as determined by the ECU Banking Association in Paris. "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement. Unless otherwise provided in the applicable Pricing Supplement, Chemical Bank will be the calculation agent (the "Calculation Agent") with respect to the Floating Rate Notes.

  The applicable Pricing Supplement relating to a Fixed Rate Note will designate a fixed rate of interest per annum payable on such Fixed Rate Note. The applicable Pricing Supplement relating to a Floating Rate Note will designate an Interest Rate Basis for such Floating Rate Note. The Interest Rate Basis for each Floating Rate Note will be one or more of the following: (a) the Commercial Paper Rate, in which case such Note will be a Commercial Paper Rate Note; (b) the Prime Rate, in which case such Note will be a Prime Rate Note;
(c) LIBOR, in which case such Note will be a LIBOR Note; (d) the Treasury Rate, in which case such Note will be a Treasury Rate Note; (e) the CD Rate, in which case such Note will be a CD Rate Note; (f) the Federal Funds Rate, in which case such Note will be a Federal Funds Rate Note; or (g) such other Interest Rate Basis as is set forth in such Pricing Supplement.

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes that reset daily, each Business Day, in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week (except as provided below); in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of two months of each year as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year as specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Business Day with respect to such Floating Rate Note, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

  The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), for a Prime Rate Note (the "Prime Rate Interest Determination Date"), for a CD Rate Note (the "CD Rate Interest Determination Date") and for a Federal Funds Rate Note (the "Federal Funds Rate Interest Determination Date") will be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

  All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

  In addition to any maximum interest rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis, with certain exceptions. The limit may not apply to Floating Rate Notes in which U.S. $2,500,000 or more has been invested.

  Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

  Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the maturity date, as the case may be.

 COMMERCIAL PAPER RATE NOTES

  Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Commercial Paper Rate Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Reset Date, the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) as of the relevant Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate with respect to such Interest Reset Date shall be the Money Market Yield of such rate on such Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market

Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent after consultation with the Company for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Interest Reset Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

  "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:


                                              360 X D
                Money Market Yield = 100 X -------------------
                                             360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

 PRIME RATE NOTES

  Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Prime Rate Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Reset Date, the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading "Bank Prime Loan". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME1 Page") as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date, the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent after consultation with the Company; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

 LIBOR NOTES

  LIBOR Notes will bear interest at the interest rates (calculated with reference to the London interbank offered rate ("LIBOR") and the Spread or Spread Multiplier, if any), and will be payable on the dates specified on the face of the LIBOR Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, LIBOR with respect to any Interest Reset Date will be determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to a LIBOR Interest Determination Date, LIBOR will be either (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method of calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, of if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

    (ii) If LIBOR with respect to a LIBOR Interest Determination Date is to be determined pursuant to this clause (ii), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be arithmetic mean of the rates quoted at approximately 11:00 A.M., or such other time specified in the applicable Pricing Supplement, in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent after consultation with the Company for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

  "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

  "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

  "Principal Financial Center" means the capital city of the country issuing the currency or composite currency in which any payment in respect of the relevant Notes is to be made or, solely with respect to the calculation of LIBOR, the Index Currency, except that with respect to U.S. dollars, Deutsche marks, Italian lira, Swiss francs, Dutch guilders and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, Milan, Zurich, Amsterdam and Brussels, respectively.

 TREASURY RATE NOTES

  Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) and will be payable on the dates specified on the face of the Treasury Rate Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Reset Date, the rate for the auction on the relevant Treasury Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the specified Index Maturity as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not so published by 9:00 A.M., New York City time, on the relevant Calculation Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of such auction of Treasury Bills having the specified Index Maturity are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held during such week, then the Treasury Rate shall be the rate set forth in H.15(519) for the relevant Treasury Interest Determination Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market". In the event such rate is not so published by 3:00 P.M., New York City time, on the relevant Calculation Date the Treasury Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent after consultation with the Company for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate with respect to such Interest Reset Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

 CD RATE NOTES

  CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the CD Rate Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Reset Date, the rate for the relevant CD Rate Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the CD Rate with respect to such Interest Reset Date shall be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the CD Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent after consultation with the Company for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate with respect to such Interest Reset Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

 FEDERAL FUNDS RATE NOTES

  Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any), and will be payable on the dates specified on the face of the Federal Funds Rate Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Reset Date, the rate on the relevant Federal Funds Rate Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then Federal Funds Rate with respect to such Interest Reset Date will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the Federal Funds Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent after consultation with the Company; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Reset Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

PAYMENT OF PRINCIPAL AND INTEREST

  Payments of principal of (and premium, if any) and interest on all Book-Entry Notes will be payable in accordance with the procedures described below under "Book-Entry Notes". Unless otherwise specified in the applicable Pricing Supplement, payments of principal of (and premium, if any) and interest on all Notes will be made in the applicable Specified Currency; provided, however, that payments of principal (and premium, if any) and interest on Notes denominated in other than U.S. dollars will nevertheless be made in U.S. dollars (i) with respect to Certificated Notes, at the option of the Holders thereof under the procedures described in the two following paragraphs and (ii) with respect to any Notes, at the option of the Company in the case of imposition of exchange controls or other circumstances beyond the control of the Company as described in the last paragraph under this heading. If specified in the applicable Pricing Supplement, the amount of principal payable on the Notes therein described will be determined by reference to an index or formula.

  Unless otherwise specified in the applicable Pricing Supplement, and except as provided in the next paragraph, payments of interest and principal (and premium, if any) with respect to any Certificated Note denominated in other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Note on the relevant Regular Record Date, or at maturity or upon earlier redemption or repayment, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at its Corporate Trust Office in The City of New York on or prior to such Regular Record Date, or the date 15 days prior to maturity, redemption or repayment, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Any such request made with respect to any Certificated Note by a registered Holder will remain in effect with respect to any further payments of interest and principal (and premium, if any) with respect to such Note payable to such Holder, unless such request is revoked on or prior to the relevant Regular Record Date or the date 15 days prior to maturity or redemption, as the case may be. Holders of Certificated Notes denominated in other than U.S. dollars whose Notes are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

  Unless otherwise specified in the applicable Pricing Supplement, the U.S. dollar amount to be received by a Holder of a Note (including a Book-Entry
Note) denominated in other than U.S. dollars who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (as defined below) as of 11:00 A.M. New York City time on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Business Day preceding the date of payment of principal (and premium, if any) or interest with respect to any Note, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Note will be borne by the Holder thereof by deductions from such payment. The Exchange Rate Agent (the "Exchange Rate Agent") with respect to a Note will be specified in the applicable Pricing Supplement.

  Interest, and in the case of Amortizing Notes, principal, will be payable to the person in whose name a Note is registered (which in the case of global Notes representing Book-Entry Notes, will be the Depositary or a nominee of the Depositary) at the close of business on the Regular Record Date next preceding each Interest Payment Date, provided, however, that interest payable at Stated Maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable (which in the case of global Notes representing Book-Entry Notes, will be the Depositary or a nominee of the Depositary). The first payment of interest, and in the case of Amortizing Notes, principal, on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Unless otherwise indicated in the applicable Pricing Supplement, the "Regular Record Date" with respect to any Floating Rate Note shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Business Day, and the "Regular Record Date" with respect to any Fixed Rate Note shall be the May 1 and November 1 next preceding the May 15 and November 15 Interest Payment Dates.

  Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating Rate Notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement); in the case of Floating Rate Notes which reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement (each an "Interest Payment Date"), and in each case, at maturity or upon earlier redemption or repayment. If an Interest Payment Date (other than at maturity, redemption or repayment) with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be postponed to the next succeeding Business Day (or, in the case of a LIBOR Note, if such day falls in the next calendar month, the next preceding

Business Day). If the maturity date (or date of redemption or repayment) of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day (or, in the case of a LIBOR Note, if such day falls in the next calendar month, the next preceding Business Day) as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the maturity date (or date of redemption or repayment) to the date of such payment on the next succeeding Business Day.

  Payments of interest on any Fixed Rate Note or Floating Rate Note with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date or date of maturity, redemption or repayment, as the case may be.

  With respect to a Floating Rate Note, accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360, in the case of Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes or Federal Funds Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  If any Interest Payment Date or the maturity date (or the date of redemption or repayment) of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the maturity date (or date of redemption or repayment), as the case may be, to the date of such payment on the next succeeding Business Day.

  Payment of the principal of (and premium, if any) and any interest due with respect to any Certificated Note at maturity or upon redemption or repayment to be made in U.S. dollars will be made in immediately available funds upon surrender of such Note at the Corporate Trust Office of the Paying Agent in the Borough of Manhattan, The City of New York, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Notes to be made in U.S. dollars other than at maturity or upon earlier redemption or repayment will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated by such Person to the Paying Agent at least five days prior to the Interest Payment Date by such Person. Payments in respect of Book-Entry Notes are discussed below under "Book-Entry Notes".

  Unless otherwise specified in the applicable Pricing Supplement, payments of interest and principal (and premium, if any) with respect to any Certificated Note to be made in a Specified Currency other than U.S. dollars will be made by wire transfer in immediately available funds to such account with a bank located in the country issuing the Specified Currency (or, with respect to Certificated Notes denominated in ECUs, an ECU account) or other jurisdiction acceptable to the Company and the Paying Agent as shall have been designated at least five days prior to the Interest Payment Date or maturity, redemption or repayment date, as the case may be, by the registered Holder of such Note on the relevant Regular Record Date or maturity, redemption or repayment date, provided that, in the case of payment of principal of (and premium, if any) and any interest due at maturity or upon earlier redemption or repayment, the Certificated Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Paying Agent at its Corporate Trust Office in The

City of New York, and, unless revoked, any such designation made with respect to any Certificated Note by a registered Holder will remain in effect with respect to any further payments with respect to such Note payable to such Holder. If a payment with respect to any such Note cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent's receipt of such a designation, such payment will be made within five days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Certificated Notes in respect of which payments are made.

  If the principal of (and premium, if any) or interest on any Note (including any Book-Entry Note) is payable in other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of the Notes by making such payment in U.S. dollars on the basis of the most recently available Exchange Rate. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture.

OTHER/ADDITIONAL PROVISIONS; ADDENDA

  Any provisions with respect to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the maturity date or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof. Such provisions will be described in the applicable Pricing Supplement.

BOOK-ENTRY NOTES

  Upon issuance, all Book-Entry Notes bearing interest (if any) at the same rate or pursuant to the same formula and having the same date of issuance, redemption provisions, if any, Specified Currency, Stated Maturity and other terms will be represented by a single global Note. Each global Note representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, as Depositary (the "Depositary"), located in the Borough of Manhattan, The City of New York, and will be registered in the name of the Depositary or a nominee of the Depositary.

  Upon the issuance of a global Note, the Depositary for such global Note or its nominee will credit the accounts of persons held with it with the respective principal or face amounts of the Book-Entry Notes represented by such global Note. Such accounts shall be designated by the Agents with respect to Book-Entry Notes or by the Company if such Notes are offered and sold directly by the Company. Ownership of beneficial interests in a global Note will be limited to participants and to persons that may hold interests through institutions that have accounts with the Depositary ("participants"). Ownership of beneficial interests by participants in a global Note will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such global Note. Ownership of beneficial interests in such global Note by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant.

  The total amount of any principal, premium, if any, and interest due on any global Note representing one or more Book-Entry Notes on any Interest Payment Date or at maturity (or at redemption or repayment) will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the Depositary. None of the Company, the Trustee, the Paying

Agent or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's records relating to or payments made on account of beneficial ownership interests in a global Note representing any Book-Entry Notes or for maintaining, supervising or reviewing any of the Depositary's records relating to such beneficial ownership interests.

  With respect to any Book-Entry Note denominated in a Specified Currency other than U.S. dollars, the Depositary currently has elected to have payments of principal (and premium, if any) and interest on such Note made in U.S. dollars unless notified by any of its participants through which an interest in such
Note is held that it elects to receive such payment of principal (or premium, if any) or interest in such Specified Currency. Unless otherwise specified in the applicable Pricing Supplement, a beneficial owner of Book-Entry Notes denominated in a Specified Currency other than U.S. dollars electing to receive payments of principal or any premium or interest in a currency other than U.S. dollars must notify the participant through which its interest is held on or prior to the applicable Record Date, in the case of a payment of interest, and on or prior to the sixteenth day prior to the maturity date, in the case of principal or premium, of such beneficial owner's election to receive all or a portion of such payment in such Specified Currency. Such participant must notify the Depositary of such election on or prior to the third Business Day in The City of New York after such Record Date or after such sixteenth day. The Depositary will notify the Trustee of such election on or prior to the fifth Business Day in The City of New York after such Record Date or after such sixteenth day. If complete instructions are received by the participant and forwarded by the participant to the Depositary and by the Depositary to the Trustee, on or prior to such dates, the beneficial owner will receive payments in the Specified Currency.

  The Company has been advised by the Depositary that upon receipt of any payment of principal of or any premium or interest on any such global Note, the Depositary will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global Note as shown on the records of the Depositary. The accounts to be credited shall be designated by the soliciting agent or, to the extent that such Notes are offered and sold directly, by the Company. Payments by participants to owners of beneficial interests in a global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for customer accounts registered in "street name", and will be the sole responsibility of such participants.

  No global Note described above may be transferred except as a whole by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

  Unless otherwise specified in the applicable Pricing Supplement, a global Note representing Book-Entry Notes is exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Specified Currency, Stated Maturity and other terms and of differing denominations aggregating a like amount, if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such global Note or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act (y) the Company in its sole discretion determines that all such global Notes shall be exchangeable for definitive Notes in registered form or (z) any event shall have occurred and be continuing which after notice or lapse of time, or both, would become an Event of Default with respect to the Notes. Such definitive Notes shall be registered in the names of the owners of the beneficial interests in such global Note as provided by the Depositary's relevant participants (as identified by the Depositary holding such global Note). Subject to the foregoing, the global Note is not exchangeable, except for a global Note of like denomination to be registered in the name of the Depositary or its nominee.

  So long as the Depositary for a global Note, or its nominee, is the registered owner of such global Note, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of Book-Entry Notes represented by such global Note for the purposes of receiving payment on the Notes, receiving notices and for all other purposes under the Indenture and the Notes. Except as provided above, owners of beneficial interests in such a global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof for any purpose under the indenture. Accordingly, each person owning a beneficial interest in such a global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global Note.

  The Indenture provides that the Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a global Note desires to give or take any action which a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  The Depositary has advised the Company that the Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. The Depositary was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

THE PAYING AGENT, SECURITY REGISTRAR AND CALCULATION AGENT

  Chemical Bank maintains a banking relationship with the Company.

                             UNITED STATES TAXATION

  The following summary accurately describes the principal United States federal income tax consequences of ownership and disposition of the Notes to initial holders purchasing Notes at the "issue price" (as defined below). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, including regulations concerning the treatment of debt instruments issued with original issue discount (the "OID Regulations"), changes to any of which subsequent to the date of this Prospectus may affect the tax consequences described herein. This summary discusses only Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, persons holding Notes as a hedge against, or which are hedged against, currency risks, or United States Holders (as defined below) whose functional currency (as defined in Code
Section 985) is not the U.S. dollar. Special rules applicable to any Notes denominated in a currency or composite currency other than United States dollars will be described in the applicable Pricing Supplement. Finally, this summary does not discuss Original Issue Discount Notes which qualify as "applicable high-yield discount obligations" under Section 163(i) of the Code. Holders of Original Issue Discount Notes that are "applicable high-yield discount obligations" may be subject to special rules. Persons considering the purchase of Notes should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

  As used herein, the term "United States Holder" means a beneficial owner of a Note that (a) is (i) for United States federal income tax purposes a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source, or (b) is not otherwise a United States Holder but whose income from a Note is effectively connected with such Holder's conduct of a United States trade or business. The term also includes certain former citizens of the United States.

  As used herein, the term "United States Alien Holder" means an owner of a Note that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

 PAYMENTS OF INTEREST

  Interest paid on a Note will generally be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for federal income tax purposes. Under the OID Regulations, all payments of interest on a Note that matures one year or less from its date of issuance will be included in the stated redemption price at maturity of the Notes and will be taxed in the manner described below under "Original Issue Discount Notes". Special rules governing the treatment of interest paid with respect to Original Issue Discount Notes, including certain Floating Rate Notes, are described under "Original Issue Discount Notes," below.

 ORIGINAL ISSUE DISCOUNT NOTES

  A Note that is issued for an amount less than its stated redemption price at maturity will generally be considered to have been issued at an original issue discount for federal income tax purposes (an

"Original Issue Discount Note"). The "issue price" of a Note will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Notes is sold. The stated redemption price at maturity of a Note will equal the sum of all payments required under the Note other than payments of "qualified stated interest". "Qualified stated interest" is stated interest unconditionally payable as a series of payments in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Note and equal to the outstanding principal balance of the Note multiplied by a single fixed rate or certain variable rates of interest or certain combinations thereof. Certain Floating Rate Notes, as well as Notes providing for contingent interest, are subject to special rules. Any such rules that are applicable to a particular issuance of Notes will be described in the applicable Pricing Supplement.

  If the difference between a Note's stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the Note will not be considered to have original issue discount. United States Holders of Notes with a de minimis amount of original issue discount will generally include such original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the Note.

  A United States Holder of Original Issue Discount Notes will be required to include any qualified stated interest payments in income in accordance with the Holder's method of accounting for federal income tax purposes. United States Holders of Original Issue Discount Notes that mature more than one year from their date of issuance will be required to include original issue discount in income for federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. Under this method, United States Holders of Original Issue Discount Notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

  Under the OID Regulations, a Note that matures one year or less from its date of issuance will be treated as a "short-term Original Issue Discount Note". In general, a cash method United States Holder of a short-term Original Issue Discount Note is not required to accrue original issue discount for United States federal income tax purposes unless it elects to do so. Holders who make such an election, Holders who report income for federal income tax purposes on the accrual method and certain other Holders, including banks and dealers in securities, are required to include original issue discount in income on such short-term Original Issue Discount Notes as it accrues on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding. In the case of a United States Holder who is not required and who does not elect to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of the short-term Original Issue Discount Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, such Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term Original Issue Discount Notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized.

  Under the OID Regulations, a United States Holder may make an election (the "Constant Yield Election") to include in gross income all interest that accrues on a Note (including original issue discount, as adjusted by any amortizable bond premium) in accordance with a constant yield method based on the compounding of interest.

 SALE, EXCHANGE OR RETIREMENT OF THE NOTES

  Upon the sale, exchange or retirement of a Note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such Holder's adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Note. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above. A United States Holder's adjusted tax basis in a Note will equal the cost of the Note to such Holder, increased by the amount of any original issue discount or de minimis original issue discount included in income by the Holder with respect to such Note and reduced by any amortized premium and any principal payments received by the Holder and, in the case of an Original Issue Discount Note, by the amounts of any other payments that do not constitute qualified stated interest (as defined above).

  Gain or loss realized on the sale, exchange or retirement of a Note will be capital gain or loss (except, in the case of a short-term Original Issue Discount Note, to the extent of any original issue discount not previously included in the Holder's taxable income), and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. See "Original Issue Discount Notes". The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

 AMORTIZABLE BOND PREMIUM

  If a United States Holder purchases a Note for an amount that is greater than the amount payable at maturity, such Holder will be considered to have purchased such Note with "amortizable bond premium" equal in amount to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium, using a constant yield method, over the remaining term of the Note (where such Note is not optionally redeemable prior to its maturity date). A Holder who elects to amortize bond premium must reduce his tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the taxpayer and may be revoked only with the consent of the Internal Revenue Service.

  If a Holder makes a Constant Yield Election for a Note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the Holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

 BACKUP WITHHOLDING AND INFORMATION REPORTING

  Certain noncorporate United States Holders may be subject to backup withholding at a rate of 31% on payments of principal, premium and interest (including original issue discount, if any) on, and the proceeds of disposition of, a Note. Backup withholding will apply only if the Holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. United States Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

  The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

TAX CONSEQUENCES TO UNITED STATES ALIEN HOLDERS

  Under present United States federal law, and subject to the discussion below concerning backup withholding:

    (a) payments of principal, interest (including original issue discount, if any) and premium on the Notes by the Company or any paying agent to any United States Alien Holder will not be subject to United States federal withholding tax, provided that, in the case of interest, (i) such Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (ii) the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; and

    (b) a United States Alien Holder of a Note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such Note, unless (i) such Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and either (a) such individual has a "tax home" (as defined in Code Section 911(d)(3)) in the United States (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and has been subject to foreign tax of at least 10%) or
  (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States or (ii) such gain is effectively connected with the conduct by such Holder of a trade or business in the United States.

  Section 871(h) and 881(c) of the Code require that, in order to obtain the portfolio interest exemption from withholding tax described in paragraph (a) above, either the beneficial owner of the Note, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that is holding the Note on behalf of such beneficial owner, file a statement with the withholding agent to the effect that the beneficial owner of the Note is not a United States Holder. Under temporary United States Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a Note certifies on Internal Revenue Service Form W-8, under penalties of perjury, that it is not a United States Holder and provides its name and address, and any Financial Institution holding the Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the Holder (and furnishes the withholding agent with a copy thereof).

  If a United States Alien Holder of a Note is engaged in a trade or business in the United States, and if interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be subject to regular United States income tax on interest (including any original issue discount) and on any gain realized on the sale, exchange or other disposition of a Note in the same manner as if it were a United States Holder. See "Tax Consequences to United States Holders" above. In lieu of the certificate described in the preceding paragraph, such a Holder will be required to provide to the Company a properly executed Internal Revenue Service Form 4224 in order to claim an exemption from withholding tax. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount) on and any gain recognized on the sale, exchange or other disposition of a Note will be included in the effectively connected earnings and profits of such United States Alien Holder if such interest or gain, as the case may be, is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States.

  Under United States federal estate tax law, a Note held by an individual who is a nonresident alien with respect to the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that (i) the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and (ii) at the time of such individual's death, payments with respect to such Note would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

 BACKUP WITHHOLDING AND INFORMATION REPORTING

  Under current United States federal income tax law, a 31% backup withholding tax and information reporting requirements apply to certain payments of principal, premium and interest (including original issue discount) made to, and to the proceeds of sale before maturity by, certain noncorporate United States persons. Under current Treasury Regulations, backup withholding will not apply to payments made on a Note if the certifications required by Sections 871(h) and 881(c) are received, provided that the Company or such paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.

  Under current Treasury Regulations, payment on the sale, exchange or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Under proposed Treasury Regulations, which are not currently effective, backup withholding may apply to any payment which such broker is required to report if such broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

  United States Alien Holders of Notes should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a United States Alien Holder under the backup withholding rules will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

                             FOREIGN CURRENCY RISKS

GENERAL

 EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Notes that are denominated in other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. Such risks generally depend on economic and political events over which the Company has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of the Specified Currency other than U.S. dollars against the U.S. dollar would result in a decrease in the effective yield of such Note below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis.

  Governments have imposed from time to time and may in the future impose exchange controls which could affect exchange rates as well as the availability of a Specified Currency at a Note's maturity. Even if there are no actual exchange controls, it is possible that the Specified Currency for any particular Note would not be available at such Notes' maturity. In that event, the Company will repay in U.S. dollars on the basis of the most recently available Exchange Rate. See "Description of Notes--Payment of Principal and Interest".

  THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS AND PRICING SUPPLEMENT DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN THE NOTES DENOMINATED IN OTHER THAN U.S. DOLLARS AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN THE NOTES DENOMINATED IN OTHER THAN U.S. DOLLARS. NOTES DENOMINATED IN OTHER THAT U.S. DOLLARS ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

  Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on Notes made in a Specified Currency other than U.S. dollars will be made from an account with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated In ECUs, an ECU account). See "Description of Notes--Payment of Principal and Interest".

  Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in other than U.S. dollars or ECUs will not be sold in, or to residents of, the country issuing the Specified Currency in which particular Notes are denominated. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and interest on the Notes. Such persons should consult their own financial and legal advisors with regard to such matters.

 GOVERNING LAW AND JUDGMENTS

  The Notes will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States generally would grant judgment relating to an action based on the

Notes only in U.S. dollars, and the date used to determine the rate of conversion of foreign currencies or currency units into U.S. dollars will depend on various factors, including which court rendered judgment. Section 27 of the Judiciary Law of the State of New York provides that a New York State court would be required to enter judgment in the Specified Currency; such judgment would then be converted into U.S. dollars at the rate of exchange prevailing on the date judgment was rendered.

EXCHANGE RATE AND CONTROLS FOR SPECIFIED CURRENCIES

  With respect to any Note denominated in other than U.S. dollars, a currency supplement with respect to the applicable Specified Currency (which supplement shall include information with respect to applicable current foreign exchange controls, if any) shall be attached to this Prospectus Supplement. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

  If payment on a Note is required to be made in ECUs and on a payment date with respect to such Note, ECU's are used neither as the unit of account of the European Community (the "EC") or as the currency of the European Union, then all payments due on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in ECUs shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: the component currencies of the ECUs for this purpose (the "Components") shall be the currency amounts that were components of the ECUs as of the last date on which ECUs were used as the unit of account of the EC. The equivalent of ECUs in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Exchange Rate for the Components, or as otherwise indicated in the applicable Pricing Supplement.

  As of the date hereof the ECU is a composite currency valued on the basis of specified amounts of the currencies of 12 of the 15 member states of the EC. Under the treaty establishing the EC, as amended by the treaty on European Union (the "Treaty"), the currency composition of the ECU may not be changed. The Treaty provides that at or before January 1, 1999, and subject to the fulfilment of certain conditions, the ECU may become a currency in its own right, replacing all or some of the currencies of the 15 member states of the EC (Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom). If, pursuant to the Treaty, all or some of the national currencies of the 15 member states of the EC are replaced by the ECU as a currency in its own right (whether or not such currency is named the "ECU") the payment of principal of, or interest on, Notes denominated in such national currencies or the ECU composite currency may be effected in ECU as a currency in its own right in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty. Other changes as to the nature or composition of the ECU may be made by the EC in conformity with the Treaty and EC law (changes in composition would require amendment of the Treaty), in which event the composition of the ECU will change accordingly and references to ECU in a Note shall thereafter be construed as references to the ECU as so changed.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

  Subject to the terms and conditions set forth in the Distribution Agreement, dated September , 1995 (the "Distribution Agreement"), the Notes are being offered on a continuing basis by the Company through Goldman, Sachs & Co., CS First Boston Corporation, Chase Securities, Inc., Citicorp Securities, Inc., First Chicago Capital Markets, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Capital Markets, Inc. (the "Agents"), who have agreed to use reasonable efforts to solicit purchases of the Notes. The Company may appoint additional agents to solicit sales of the Notes; provided that any such solicitation and sale of the Notes shall be on the same terms and conditions as the Agents have agreed to. The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes as a whole or in part. The Agents shall have the right, in their discretion reasonably exercised, to reject any offer to purchase Notes, as a whole or in part. The Company will pay the Agents a commission of from 0.125% to 0.750% of the principal amount of Notes, depending upon maturity, for sales made through them as Agents. In addition, the Company may arrange for the Notes to be sold through other agents, dealers or underwriters and reserves the right to sell Notes directly on its own behalf. No commission will be payable on any Notes sold directly by the Company.

  The Company may also sell Notes to the Agents as principals for their own accounts at a discount to be agreed upon at the time of sale, or the purchasing Agents may receive from the Company a commission or discount equivalent to that set forth on the cover page hereof in the case of any such principal transaction in which no other discount is agreed. Such Notes may be resold at prevailing market prices, or at prices related thereto, at the time of such resale, as determined by the Agents or, if so agreed with the Company, at a fixed public offering price.

  In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer may include all or part of the discount to be received from the Company. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of Notes to be resold at a fixed public offering price), concession and discount may be changed.

  The Agents, as agents or principals, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Act. The Company has agreed to reimburse the Agents for certain expenses.

  The Agents may sell to or through dealers who may resell to investors, and the Agents may pay all or part of their discount or commission to such dealers. Such dealers may be deemed to be "underwriters" within the meaning of the Act.

  Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of Notes will be required to be made in immediately available funds in The City of New York.

  The Agents may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

  The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. No assurance can be given as to the existence or liquidity of the secondary market for the Notes.

                               VALIDITY OF NOTES

  Certain legal matters relating to the validity of the Notes will be passed upon for the Company by Keith H. Williamson, Vice President and General Counsel of the Company, and Davis Polk & Wardwell, and for the Agents by Sullivan & Cromwell, New York, New York. The opinions of Mr. Williamson, Davis Polk & Wardwell and Sullivan & Cromwell will be based upon, and subject to, certain assumptions as to future actions required to be taken in connection with the issuance and sale of Notes and as to other events which may affect the validity of Notes but which cannot be ascertained on the date of such opinions.

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NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS
OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THE PRICING SUPPLE-MENT, THIS PROSPECTUS SUPPLEMENT, OR THE PROSPECTUS AND, IF GIVEN OR MADE,
SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED. THE PRICING SUPPLEMENT, THIS PROSPECTUS SUPPLEMENT AND THE PROSPEC-TUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY
ANY SECURITIES OTHER THAN THE NOTES DESCRIBED IN THE PRICING SUPPLEMENT AND THIS PROSPECTUS SUPPLEMENT. THE PRICING SUPPLEMENT, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH NOTES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITA-TION IS UNLAWFUL. NEITHER THE DELIVERY OF THE PRICING SUPPLEMENT, THIS PRO-SPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFOR-MATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 ------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Description of Notes....................................................... S-2
United States Taxation..................................................... S-17
Foreign Currency Risks..................................................... S-22
Supplemental Plan of Distribution.......................................... S-24
Validity of Notes.......................................................... S-25
                                  PROSPECTUS
Additional Information.....................................................    2
Incorporation of Certain Documents by
 Reference.................................................................    2
The Company................................................................    3
Use of Proceeds and Funding Policy.........................................    4
Ratio of Earnings to Fixed Charges.........................................    5
Description of Debt Securities.............................................    5
Plan of Distribution.......................................................   11
Validity of Debt Securities................................................   12
Experts....................................................................   12

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                                 $500,000,000

                        PITNEY BOWES CREDIT CORPORATION

                          MEDIUM-TERM NOTES, SERIES C

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                             GOLDMAN, SACHS & CO.
                                CS FIRST BOSTON
                            CHASE SECURITIES, INC.
                           CITICORP SECURITIES, INC.
                      FIRST CHICAGO CAPITAL MARKETS, INC.
                              MERRILL LYNCH & CO.
                       NATIONSBANC CAPITAL MARKETS, INC.

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